UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934

(AMENDMENT NO.       )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Nxt-ID, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or Schedule and the date of its filing.

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288 Christian Street

Hangar C 2nd Floor

Oxford, CT 06478

(203) 266-2103

Important Notice Regarding the Availability of Proxy Materials

for the Special Meeting of Stockholders to Be Held on September 21, 2021

The Notice of Special Meeting and the Proxy Statement are available at:

http://xbrlfinancialwidget.com/default.aspx?CIKNum=1566826&view=All

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON SEPTEMBER 21, 2021

To the Stockholders of Nxt-ID, Inc.:

NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders (“Special Meeting”) of Nxt-ID, Inc., a Delaware corporation (the “Company”), will be held on September 21, 2021 at 9:00 a.m. (Eastern Time) at the office of Sullivan & Worcester LLP at 1633 Broadway, 32nd Floor, New York, NY 10019. Notwithstanding the foregoing or anything to the contrary contained herein, as a precaution due to the outbreak of the coronavirus (COVID-19), the Company is planning for the possibility that there may be limitations on attending the Special Meeting in person, or the Company may decide to hold the Special Meeting on a different date, at a different location or by means of remote communication (i.e., a “virtual meeting”). The Special Meeting is being held for the following purposes:

1. To authorize the Company’s board of directors (the “Board”) to amend the Company’s certificate of incorporation, as amended (the “Certificate of Incorporation”), to effect a reverse stock split of all of the Company’s outstanding shares of common stock, par value $0.0001 per share (the “Common Stock”), by a ratio in the range of one-for-three to one-for-ten at the Board’s discretion (“Proposal No. 1”); and

2. To authorize the Board to amend the Certificate of Incorporation by amending the Company’s Certificate of Designations, Preferences and Rights of Series C Non-Convertible Voting Preferred Stock (the “Series C Preferred Certificate of Designations”) to (i) effect a reverse stock split of all of the Company’s outstanding shares of Series C Non-Convertible Voting Preferred Stock, par value $0.0001 per share (the “Series C Preferred Stock”), by the same ratio that the Board selects for the reverse stock split of our Common Stock described in Proposal No. 1 (the “Series C Preferred Reverse Stock Split”) and (ii) increase the stated value of the Series C Preferred Stock by the same amount as the ratio of the Series C Preferred Reverse Stock Split (collectively, “Proposal No. 2”).

The foregoing items of business are more fully described in the Proxy Statement that is attached and made a part of this notice of the Special Meeting. Only stockholders of record of the Company’s Common Stock and stockholders of record of the Company’s Series C Preferred Stock at the close of business on _____, 2021 (the “Record Date”) will be entitled to notice of, and to vote at, the Special Meeting or any adjournment thereof.

Our Board recommends that you vote “FOR” each of the proposals.

All stockholders who are record or beneficial owners of the Company’s Common Stock and Series C Preferred Stock on the Record Date are cordially invited to attend the Special Meeting in person. Your vote is important regardless of the number of shares of Common Stock and/or Series C Preferred Stock that you own. Only record or beneficial owners of the Common Stock and/or Series C Preferred Stock as of the Record Date may attend the Special Meeting in person. When you arrive at the Special Meeting, you must present photo identification, such as a driver’s license. Beneficial owners also must provide evidence of stockholdings as of the Record Date, such as a recent brokerage account or bank statement.

Whether or not you expect to attend the Special Meeting, please complete, sign, date and return the enclosed proxy card in the enclosed postage-paid envelope in order to ensure representation of your shares of Common Stock and/or Series C Preferred Stock. It will help in our preparations for the Special Meeting if you would check the box on the form of proxy if you plan on attending the Special Meeting. Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement. Please be advised that if you are not a record or beneficial owner of the Company’s Common Stock or Series C Preferred Stock on the Record Date, you are not entitled to vote and any proxies received from persons who are not record or beneficial owners of the Company’s Common Stock or Series C Preferred Stock on the Record Date will be disregarded.

Oxford, Connecticut	By Order of the Board of Directors,

_____, 2021	/s/ Chia-Lin Simmons
Chia-Lin Simmons
Chief Executive Officer

WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE PROMPTLY COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING ENVELOPE. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES.

TABLE OF CONTENTS

PROXY STATEMENT FOR SPECIAL MEETING OF STOCKHOLDERS	1
Information Concerning the Proxy Materials and the Special Meeting	1
Voting Procedures and Vote Required	2
Delivery of Documents to Stockholders Sharing an Address	3
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	3

AUTHORIZATION OF THE BOARD TO AMEND THE CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF ALL OUTSTANDING SHARES OF COMMON STOCK (Proposal No. 1)	6
Summary	6
Board Determination to Implement the Reverse Stock Split	7
Risks of the Common Stock Reverse Stock Split	10
Principal Effects of the Common Stock Reverse Stock Split	11
Fractional Shares	13
No Dissenters’ Rights	13
Certain United States Federal Income Tax Consequences	13
Accounting Consequences	14
Exchange of Stock Certificates	14
Book-Entry	15
Interests of Directors and Executive Officers	15
Vote Required and Recommendation	15

AUTHORIZATION OF THE BOARD TO AMEND THE CERTIFICATE OF INCORPORATION BY AMENDING THE SERIES C PREFERRED CERTIFICATE OF DESIGNATIONS TO EFFECT A REVERSE STOCK SPLIT OF ALL OUTSTANDING SHARES OF SERIES C PREFERRED STOCK AND INCREASE THE STATED VALUE OF THE SERIES C PREFERRED STOCK (Proposal No. 2)	16
Summary	16
Implementation of the Series C Preferred Reverse Stock Split	17
Increase in the Stated Value of the Series C Preferred Stock	17
Principal Effects of the Series C Preferred Stock Reverse Stock Split and Increase in the Stated Value of the Series C Preferred Stock	18
Fractional Shares	18
No Dissenters’ Rights	19
Certain United States Federal Income Tax Consequences	19
Exchange of Stock Certificates	19
Interests of Directors and Executive Officers	19
Vote Required and Recommendation	19

FUTURE STOCKHOLDER PROPOSALS	20
EXPENSES AND SOLICITATION	20
ADDITIONAL INFORMATION	20
APPENDIX A – FORM OF CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION	A-1
APPENDIX B – FORM OF CERTIFICATE OF AMENDMENT OF CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS OF SERIES C NON-CONVERTIBLE VOTING PREFERRED STOCK	B-1

i

PROXY STATEMENT FOR SPECIAL MEETING OF STOCKHOLDERS

In this Proxy Statement, Nxt-ID, Inc., a Delaware corporation, is referred to as “Nxt-ID,” the “Company,” “we,” “us” and “our.”

Information Concerning the Proxy Materials and the Special Meeting

Proxies in the form enclosed with this Proxy Statement are being solicited by our board of directors (the “Board”) for use at our Special Meeting of Stockholders (the “Special Meeting”) to be held at 9:00 a.m. (Eastern Time) on September 21, 2021 at the office of Sullivan & Worcester LLP at 1633 Broadway, 32nd Floor, New York, NY 10019, and at any adjournment thereof. Notwithstanding the foregoing or anything to the contrary contained herein, as a precaution due to the outbreak of the coronavirus (“COVID-19”), the Company is planning for the possibility that there may be limitations on attending the Special Meeting in person, or the Company may decide to hold the Special Meeting on a different date, at a different location or by means of remote communication (i.e., a “virtual meeting”). Your vote is very important. For this reason, our Board is requesting that you permit your shares of common stock, par value $0.0001 per share (the “Common Stock”) and/or your shares of Series C Non-Convertible Voting Preferred Stock, par value $0.0001 per share (the “Series C Preferred Stock”), to be represented at the Special Meeting by the proxies named on the enclosed proxy card. This Proxy Statement contains important information for you to consider when deciding how to vote on the matters brought before the Special Meeting. Please read it carefully.

Voting materials, which include this Proxy Statement and the enclosed proxy card, will be first mailed to stockholders on or about ____, 2021.

Only stockholders of record of our Common Stock and stockholders of record of our Series C Preferred Stock as of the close of business on ____, 2021 (the “Record Date”) will be entitled to notice of, and to vote at, the Special Meeting. As of the Record Date, ________ shares of Common Stock were issued and outstanding and 2,000 shares of Series C Preferred Stock were issued and outstanding. Holders of Common Stock and Series C Preferred Stock are entitled to one (1) vote per share for each share of Common Stock and/or share of Series C Preferred Stock held by them. Stockholders may vote in person or by proxy; however, granting a proxy does not in any way affect a stockholder’s right to attend the Special Meeting and vote in person. Any stockholder giving a proxy has the right to revoke that proxy by (i) filing a later-dated proxy or a written notice of revocation with us at our principal office at any time before the original proxy is exercised or (ii) attending the Special Meeting and voting in person.

Chia-Lin Simmons is named as attorney-in-fact in the proxy. Ms. Simmons is our Chief Executive Officer and will vote all shares represented by properly executed proxies returned in time to be counted at the Special Meeting, as described below under “Voting Procedures and Vote Required.” Where a vote has been specified in the proxy with respect to the matters identified in the Notice of the Special Meeting, the shares represented by the proxy will be voted in accordance with those voting specifications. If no voting instructions are indicated, your shares will be voted as recommended by our Board on all matters, and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote before the Special Meeting.

The stockholders will consider and vote upon (i) a proposal to authorize the Board to amend the Company’s certificate of incorporation, as amended (the “Certificate of Incorporation”), to effect a reverse stock split of all of the outstanding shares of Common Stock by a ratio in the range of one-for-three to one-for-ten (“Proposal No. 1”); and (ii) a proposal to authorize the Board to amend the Certificate of Incorporation by amending the Company’s Certificate of Designations, Preferences and Rights of Series C Non-Convertible Voting Preferred Stock (the “Series C Preferred Certificate of Designations”) to (a) effect a reverse stock split of all of the Company’s outstanding shares of Series C Preferred Stock by the same ratio that the Board selects for the reverse stock split of our Common Stock described in Proposal No. 1 (the “Series C Preferred Reverse Stock Split”) and (b) increase the stated value of the Series C Preferred Stock by the same amount as the ratio of the Series C Preferred Reverse Stock Split (collectively, “Proposal No. 2”).

Voting Procedures and Vote Required

Ms. Simmons will vote all shares represented by properly executed proxies returned in time to be counted at the Special Meeting. The presence, in person or by proxy, of at least one-third (1/3) of the issued and outstanding shares of Common Stock and Series C Preferred Stock , in the aggregate, entitled to vote at the Special Meeting is necessary to establish a quorum for the transaction of business. Shares represented by proxies which contain an abstention and “broker non-vote” shares (described below) are counted as present for purposes of determining the presence of a quorum for the Special Meeting.

All properly executed proxies delivered pursuant to this solicitation and not revoked will be voted at the Special Meeting as specified in such proxies.

Vote Required for Authorization of the Board to Amend the Certificate of Incorporation to Effect a Reverse Stock Split of All Outstanding Shares of Common Stock by a Ratio in the Range of One-for-Three to One-for-Ten (Proposal No. 1). Our by-laws (the “Bylaws”) provide that, on all matters (other than the election of directors and except to the extent otherwise required by our Certificate of Incorporation or applicable Delaware law), the affirmative vote of a majority of the shares outstanding and entitled to vote on the matter will be required for approval. Accordingly, the affirmative vote of a majority of the shares of Common Stock and Series C Preferred Stock, in the aggregate, outstanding on the Record Date and entitled to vote on the matter will be required to approve the Reverse Stock Split.

Vote Required for Authorization of the Board to Amend the Certificate of Incorporation by Amending the Series C Preferred Certificate of Designations to (i) Effect a Reverse Stock Split of All Outstanding Shares of Series C Preferred Stock by the same ratio that the Board selects for the Reverse Stock Split of Our Common Stock Described in Proposal No. 1 and (ii) Increase the Stated Value of the Series C Preferred Stock by the Same Amount as the Ratio of the Series C Preferred Reverse Stock Split (collectively, Proposal No. 2). Our Bylaws provide that, on all matters (other than the election of directors and except to the extent otherwise required by our Certificate of Incorporation or applicable Delaware law), the affirmative vote of a majority of the shares outstanding and entitled to vote on the matter will be required for approval. Additionally, pursuant to the provisions of the Series C Preferred Certificate of Designations and the applicable provisions of the General Corporation Law of the State of Delaware (the “DGCL”), as long as the Series C Preferred Reverse Stock Split is implemented at the same ratio as the reverse stock split of our Common Stock described in Proposal No. 1 and is conditioned upon our implementing the reverse stock split of our Common Stock, the affirmative vote of a majority of the shares of Common Stock and Series C Preferred Stock, in the aggregate, outstanding on the Record Date and entitled to vote on the matter will be required to approve the Series C Preferred Stock Reverse Stock Split.

If you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may constitute “broker non-votes.” Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. Brokers that have not received voting instructions from their clients cannot vote on their clients’ behalf on “non-routine” proposals. Broker non-votes are not counted in tabulating the voting result for any particular proposal and shares that constitute broker non-votes are not considered entitled to vote.

The vote on Proposals No. 1 and No. 2 are considered “routine.”

Abstentions are counted as “shares present” at the Special Meeting for purposes of determining the presence of a quorum but are not counted in the calculation of the vote.

Votes at the Special Meeting will be tabulated by one or more inspectors of election appointed by the Chief Executive Officer.

Stockholders will not be entitled to dissenter’s rights with respect to any matter to be considered at the Special Meeting.

Delivery of Documents to Stockholders Sharing an Address

We will send only one set of Special Meeting materials and other corporate mailings to stockholders who share a single address unless we received contrary instructions from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, the Company will deliver promptly upon written or oral request a separate copy of the Special Meeting materials to a stockholder at a shared address to which a single copy of the Special Meeting materials was delivered. You may make such a written or oral request by sending a written notification stating (i) your name, (ii) your shared address and (iii) the address to which the Company should direct the additional copy of the Special Meeting materials to the Company at Corporate Secretary, 288 Christian Street, Hanger C 2nd Floor, Oxford, CT 06478, telephone: (203) 266-2103.

If multiple stockholders sharing an address have received one copy of the Special Meeting materials or any other corporate mailing and would prefer the Company to mail each stockholder a separate copy of future mailings, you may send notification to or call the Company’s principal executive offices. Additionally, if current stockholders with a shared address received multiple copies of the Special Meeting materials or other corporate mailings and would prefer the Company to mail one copy of future mailings to stockholders at the shared address, notification of such request may also be made by mail or by calling the Company’s principal executive offices.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of July 20, 2021, information regarding beneficial ownership of our capital stock by:

●	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our Common Stock or Series C Preferred Stock;

●	each of our executive officers;

●	each of our directors; and

●	all of our current executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the Securities and Exchange Commission (the “SEC’) and generally means that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power of that security, including securities that are exercisable for shares of Common Stock or Series C Preferred Stock within sixty (60) days of July 20, 2021. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons named in the table below have sole voting and investment power with respect to all shares of Common Stock or Series C Preferred Stock shown that they beneficially own, subject to community property laws where applicable.

For purposes of computing the percentage of outstanding shares of our Common Stock and Series C Preferred Stock held by each person or group of persons named above, any shares of Common Stock or Series C Preferred Stock that such person or persons has the right to acquire within sixty (60) days of July 20, 2021 is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. The inclusion herein of any shares of Common Stock and Series C Preferred Stock listed as beneficially owned does not constitute an admission of beneficial ownership. Unless otherwise identified, the address of each beneficial owner listed in the table below is c/o Nxt-ID, Inc., 288 Christian Street, Hangar C 2nd Floor, Oxford, CT 06478.

	Shares Beneficially Owned				% Total
	Common Stock		Series C Preferred Stock		Voting
Name of Beneficial Owner	Shares	%(1)	Shares	%	Power (2)
Non-Director or Officer 5% Stockholders:

Anson Investments Master Fund LP (3)	6,117,080	9.85	—	—	9.85

Alpha Capital Anstalt (4)	4,307,591	7.40	—	—	7.40

Giesecke & Devrient Mobile Security America, Inc. (5)	584,795	1.04	2,000	100	1.04

Directors and Executive Officers:

Chia-Lin Simmons Chief Executive Officer and Director (6)	2,665,595	4.76	—	—	4.76

Mark Archer Interim Chief Financial Officer	—	—	—	—	—

Vincent S. Miceli (7) Former Chief Executive Officer and Former Chief Financial Officer and Director	577,517	1.03	—	—	1.03

Major General David R. Gust, USA, Ret. Director (8)	374,919	*	—	—	*

Michael J. D’Almada-Remedios, PhD Director (9)	374,037	*	—	—	*

Daniel P. Sharkey Director (10)	369,907	*	—	—	*

Robert A. Curtis, Pharm.D. Director (11)	284,816	*	—	—	*

Directors and Executive Officers as a Group (7 persons)	4,646,791	8.24	—	—	8.24

*	Less than 1%

(1)	Based on 55,977,493 shares of Common Stock issued and outstanding as of July 20, 2021.

(2)	Percentage of total voting power represents voting power with respect to all shares of our Common Stock, Series C Preferred Stock, which have the same voting rights as our shares of Common Stock. The holders of our Common Stock and Series C Preferred Stock are each entitled to one vote per share.

(3)	Anson Investments Master Fund LP (“AIMF”) is the holder of warrants exercisable for up to an aggregate of 6,117,080 shares of Common Stock, which warrants are subject to, as applicable, certain beneficial ownership limitations, which provide that a holder of such warrants will not have the right to exercise any portion thereof if such holder, together with its affiliates, would beneficially own in excess of 4.99% or 9.99%, as applicable, of the number of shares of Common Stock outstanding immediately after giving effect to such exercise, provided that upon at least 61 days’ prior notice to us, such holder may increase or decrease such limitation up to a maximum of 9.99% of the number of shares of Common Stock outstanding. Anson Advisors Inc. (“AAI”) and Anson Funds Management LP (“AFM”, and together with AAI, “Anson”) are the co-investment advisers of AIMF. Anson holds voting and dispositive power over the securities held by AIMF. Bruce Winson is the managing member of Anson Management GP LLC, which is the general partner of AFM. Moez Kassam and Amin Nathoo are directors of AAI. Mr. Winson, Mr. Kassam and Mr. Nathoo each disclaim beneficial ownership of these securities except to the extent of their pecuniary interest therein. The principal business address of the AIMF is Walkers Corporate Limited, Cayman Corporate Centre, 27 Hospital Road, George Town, Grand Cayman KY1-9008, Cayman Islands.

(4)	Beneficial ownership includes 2,064,042 shares of Common Stock and additional warrants exercisable into an aggregate of 2,883,159 shares of Common Stock, which warrants are subject to, as applicable, certain beneficial ownership limitations, which provide that a holder of such warrants will not have the right to exercise any portion thereof if such holder, together with its affiliates, would beneficially own in excess of 4.99% or 9.99%, as applicable, of the number of shares of Common Stock outstanding immediately after giving effect to such exercise, provided that upon at least 61 days’ prior notice to us, such holder may increase or decrease such limitation up to a maximum of 9.99% of the number of shares of Common Stock outstanding. Due to such 4.99% warrant beneficial ownership limitations in certain warrants held by Alpha Capital Anstalt, its beneficial ownership includes warrants with 4.99% beneficial ownership limitations exercisable for up to an aggregate of 767,533 shares of Common Stock and excludes warrants with 4.99% beneficial ownership limitations exercisable for up to an aggregate of 639,610 shares of Common Stock. Alpha Capital Anstalt’s beneficial ownership also includes certain warrants with 9.99% beneficial ownership limitations exercisable for up to an aggregate of 1,476,016 shares of Common Stock. Konrad Ackermann has voting and investment control over the securities held by Alpha Capital Anstalt. The principal business address of Alpha Capital Anstalt is c/o Lettstrasse 32, FL-9490 Vaduz, Furstentums, Liechtenstein.

(5)	G&D is the sole holder of our Series C Preferred Stock and thus has 100% of the voting power of our outstanding shares of Series C Preferred Stock, which have the same voting rights as our shares of Common Stock (one vote per share). The address of Giesecke & Devrient Mobile Security America, Inc. (“G&D”) is 45925 Horseshoe Drive, Dulles, VA 20166.

(6)	Consists of 2,665,595 shares of restricted Common Stock granted outside the Plans (as defined herein), none of which are vested. Such shares of restricted Common Stock vest over a period of 48 months, with one quarter of such shares to vest on June 14, 2022, and thereafter, 1/36 of such shares to vest on the first day of each subsequent month until all such shares have vested, so long as Ms. Simmons remains in the service of the Company on each such vesting date.

(7)	Pursuant to an employment agreement by and between the Company and Mr. Miceli, effective as of January 1, 2021 (the “Employment Agreement”), the Company agreed to grant Mr. Miceli 400,000 restricted shares of Common Stock (the “Restricted Shares”) under the Company’s 2013 Long-Term Stock Incentive Plan or its 2017 Stock Incentive Plan, which were to vest so long as Mr. Miceli remains in the service of the Company on each such vesting date. Mr. Miceli’s beneficial ownership information in the table above does not reflect such Restricted Shares. The Company and Mr. Miceli are currently in dispute regarding the basis of the termination of the Employment Agreement and his employment with the Company. Mr. Miceli has asserted that he has resigned his employment with the Company for “Good Reason,” pursuant to the terms of the Employment Agreement, as a result of the Company’s breach of certain of its obligations under the Employment Agreement. In its letter of termination provided to Mr. Miceli, the Company has asserted that it has terminated Mr. Miceli’s employment as a result of his breach of certain of his obligations under the Employment Agreement. The Company has and continues to dispute Mr. Miceli’s assertion that he has the right to terminate the Employment Agreement for “Good Reason” and Mr. Miceli has and continues to dispute the Company’s assertion that it has the right to terminate the Employment Agreement for “Cause”.

(8)	Includes stock options to purchase 102,146 shares of Common Stock at an average exercise price of $0.39 per share.

(9)	Includes stock options to purchase 102,146 shares of Common Stock at an average exercise price of $0.39 per share.

(10)	Includes stock options to purchase 102,146 shares of Common Stock at an average exercise price of $0.39 per share.

(11)	Includes stock options to purchase 102,146 shares of Common Stock at an average exercise price of $0.39 per share.

PROPOSAL TO AUTHORIZE THE

BOARD TO AMEND THE

CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF ALL

OUTSTANDING SHARES OF COMMON STOCK

(Proposal No. 1)

Summary

Our Board has unanimously approved a proposal to amend the Certificate of Incorporation to effect a reverse stock split of all of our outstanding shares of Common Stock by a ratio in the range of one-for-three to one-for-ten (the “Common Stock Reverse Stock Split”). The proposal provides that our Board shall have sole discretion pursuant to Section 242(c) of the DGCL to elect, as it determines to be in the Company’s best interests, solely for the purpose of maintaining the listing of our Common Stock on the Nasdaq Capital Market, whether or not to effect the Common Stock Reverse Stock Split before the Company’s 2022 Annual Meeting of Stockholders. The Company’s stockholders previously approved a similar amendment to the Certificate of Incorporation in connection with the Company’s 2019 Annual Meeting of Stockholders. Originally intended to be utilized prior to May 18, 2020, the Board elected not to implement the reverse stock split at that time owing to the Common Stock’s volatility during the middle of the COVID-19 pandemic, coupled with the relaxing of the Minimum Bid Price Requirement (defined below) by the staff of the Listing Qualifications Department of the Nasdaq Stock Market, LLC (“Nasdaq”) through June 30, 2020. The Company’s stockholders did not approve a similar amendment to the Certificate of Incorporation in connection with the 2020 Annual Meeting of Stockholders. On January 5, 2021, the Company cancelled a special meeting of its stockholders that was scheduled to be held on January 15, 2021 in connection with such similar amendment, as Nasdaq had confirmed that the Company had, at that time, regained compliance with the Minimum Bid Price Requirement, subject to the Company complying with a monitoring period lasting until July 5, 2021 (the “Monitor Period”), pursuant to Nasdaq Listing Rule 5815(d)(4)(A), and the Company no longer required authorization to effect a reverse stock split of the outstanding shares of Common Stock at such special meeting. Pursuant to the Monitor Period, should the closing bid price of the Common Stock remain under $1.00 for thirty (30) consecutive trading days at any point during the Monitor Period, the Nasdaq Hearings Panel (the “Panel”) would provide written notice to the Company that it will promptly conduct a hearing with regards to this deficiency. On June 18, 2021, the Company received a determination letter from Nasdaq stating that the Company has failed to maintain compliance with the Minimum Bid Price Requirement, as the closing bid price of the Common Stock as of May 27, 2021 had not been at least $1.00 for the prior thirty (30) consecutive trading days during the Monitor Period, Accordingly, the Board has elected to approve this Common Stock Reverse Split and Proposal No. 1 in order to allow the Company to regain compliance with the Minimum Bid Price Requirement.

Should the Board proceed with the Common Stock Reverse Stock Split, the exact ratio shall be set at a whole number within the above range as determined by our Board in its sole discretion. Our Board believes that the availability of alternative reverse stock split ratios will provide it with the flexibility to implement the Common Stock Reverse Stock Split in a manner designed to maximize the anticipated benefits for the Company and its stockholders. In determining whether to implement the Common Stock Reverse Stock Split following the receipt of stockholder approval, our Board may consider, among other things, factors such as:

●	the historical trading price and trading volume of our Common Stock;

●	the then prevailing trading price and trading volume of our Common Stock and the anticipated impact of the Common Stock Reverse Stock Split on the trading market for our Common Stock;

●	our ability to have our shares of Common Stock remain listed on the Nasdaq Capital Market;

●	the anticipated impact of the Common Stock Reverse Stock Split on our ability to raise additional financing; and

●	prevailing general market and economic conditions.

The Common Stock Reverse Stock Split will become effective upon filing of an amendment to our Certificate of Incorporation with the Secretary of State of the State of Delaware. The amendment filed thereby will set forth the number of shares of Common Stock to be combined into one share of our Common Stock, within the limits set forth in this proposal. Except for adjustments that may result from the treatment of fractional shares as described below, each holder of our shares of Common Stock will hold the same percentage of our outstanding Common Stock immediately following the Common Stock Reverse Stock Split as such stockholder holds immediately prior to the Common Stock Reverse Stock Split. Further, assuming that the Series C Preferred Reverse Stock Split is implemented by the Board at the same ratio as the Common Stock Reverse Stock Split, each holder of Common Stock will hold the same percentage of our outstanding Common Stock and Series C Preferred Stock, in the aggregate, immediately following the Common Stock Reverse Stock Split as such holder of Common Stock holds immediately prior to the Common Stock Reverse Stock Split. Even if Proposal #2 does not pass, the Board intends to implement the Common Stock Reverse Stock Split in order to achieve compliance with the Minimum Bid Price Requirement.

The text of the form of amendment to the Certificate of Incorporation, which would be filed with the Secretary of State of the State of Delaware to effect the Common Stock Reverse Stock Split, is set forth in Appendix A to this Proxy Statement. The text of the form of amendment accompanying this Proxy Statement is, however, subject to amendment to reflect the exact ratio for the Common Stock Reverse Stock Split and any changes that may be required by the office of the Secretary of State of the State of Delaware or that the Board may determine to be necessary or advisable ultimately to comply with applicable law and to effect the Common Stock Reverse Stock Split.

Our Board believes that approval of the amendment to the Certificate of Incorporation to effect the Common Stock Reverse Stock Split is in the best interests of the Company and our stockholders and has unanimously recommended that the proposed amendment be presented to our stockholders for approval.

Board Discretion to Implement the Common Stock Reverse Stock Split

The Common Stock Reverse Stock Split will be effected, if at all, only upon a determination by our Board that the Common Stock Reverse Stock Split (with an exchange ratio determined by our Board as described above) is necessary to maintain the listing of our Common Stock on the Nasdaq Capital Market and is also in the best interests of the Company and its stockholders. Such determination shall be based upon certain factors, including, but not limited to, the historical trading price and trading volume of our Common Stock, the then prevailing trading price and trading volume of our Common Stock and the anticipated impact of the Common Stock Reverse Stock Split on the trading market for our Common Stock, our ability to have our shares of Common Stock remain listed on the Nasdaq Capital Market, the anticipated impact of the Common Stock Reverse Stock Split on our ability to raise additional financing, and prevailing general market and economic conditions. No further action on the part of stockholders would be required to either implement or not implement the Common Stock Reverse Stock Split. If our stockholders approve the proposal, and the Board determines to effect the Common Stock Reverse Stock Split, we would communicate to the public, prior to the Effective Date (as defined below), additional details regarding the Common Stock Reverse Stock Split, including the specific ratio selected by the Board.

If the Board does not implement the Common Stock Reverse Stock Split prior to the Company’s 2022 Annual Meeting of Stockholders, the authority granted in this proposal to implement the Common Stock Reverse Stock Split will terminate. The Board is requesting authorization to implement the Common Stock Reverse Stock Split up until such time in the event the Company needs to utilize this Proposal No. 1 in order to regain compliance with the minimum bid price requirement of $1.00 per share for continued listing of our Common Stock on the Nasdaq Capital Market, as set forth in Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Requirement”) (described below under “Purpose of the Common Stock Reverse Stock Split”). The Board would only want to implement the Common Stock Reverse Stock Split to regain compliance with the Minimum Bid Price Requirement in order to remain listed on the Nasdaq Capital Market. As such, the Board reserves its right to elect not to proceed with the Common Stock Reverse Stock Split if it determines, in its sole discretion, that this proposal is no longer in the Company’s best interest. In the event that we regain compliance with the Minimum Bid Price Requirement without the need to effect the Common Stock Reverse Stock Split, then the Board may not implement the Common Stock Reverse Stock Split unless it becomes necessary at some point later in the future. The Board and the Company have committed to Nasdaq that it will implement a reverse stock split to ensure long-term compliance with the Minimum Bid Price Requirement.

Effective Date

If the proposed amendment to the Certificate of Incorporation to give effect to the Common Stock Reverse Stock Split is approved at the Special Meeting and the Board determines to effect the Common Stock Reverse Stock Split, subject to the conditions set out in this Proposal No. 1, then the Common Stock Reverse Stock Split will become effective as of 5:30 p.m. Eastern Time on the effective date of the certificate of amendment to our Certificate of Incorporation with the office of the Secretary of State of the State of Delaware, which we would expect to be the date of filing (the “Effective Date”). Except as explained below with respect to fractional shares, each issued share of Common Stock immediately prior to the Effective Date will automatically be changed, as of the Effective Date, into a fraction of a share of Common Stock, based on the exchange ratio within the approved range determined by the Board.

Purpose of the Reverse Stock Split

The sole purpose for the Common Stock Reverse Stock Split is based on the Board’s belief that the Common Stock Reverse Stock Split will be necessary to maintain the listing of our Common Stock on the Nasdaq Capital Market. In the event that the Board, in its sole discretion, determines to implement the Common Stock Reverse Stock Split for such purpose, subject to the conditions set out in this Proposal No. 1, the Board believes that the Common Stock Reverse Stock Split could also improve the marketability and liquidity of the Common Stock. Even if our Common Stock organically increases in price to comply with the Minimum Bid Price Requirement, the Company has committed to Nasdaq to effect a reverse split to ensure long-standing compliance with this Nasdaq requirement.

Maintain our listing on the Nasdaq Capital Market. Our Common Stock is traded on the Nasdaq Capital Market. On May 24, 2019, the Company received notice from Nasdaq that it no longer satisfied the Minimum Bid Price Requirement and had 180 calendar days from the date therein to regain compliance. On November 21, 2019, the Company received a second notice from Nasdaq indicating that, while the Company had not regained compliance with the Minimum Bid Price Requirement, Nasdaq had determined that the Company was eligible for an additional 180-day period, or until May 18, 2020, to regain compliance. However, on April 17, 2020, the Company received notice from Nasdaq that the 180-day grace period to regain compliance with the Minimum Bid Price Requirement under applicable Nasdaq rules was extended due to the global market impact caused by COVID-19. More specifically, Nasdaq stated that the compliance periods for any company previously notified about non-compliance would be suspended effective April 16, 2020, through June 30, 2020. On July 1, 2020, companies would receive the balance of any pending compliance period exception to come back into compliance with the applicable Minimum Bid Price Requirement. As a result of this extension, the Company had until August 3, 2020 to regain compliance with the Minimum Bid Price Requirement. Since the Company did not satisfy the Minimum Bid Price Requirement by August 3, 2020, the Company received written notification (the “August 2020 Letter”) from Nasdaq that the Common Stock would be delisted, unless the Company requested a hearing to appeal Nasdaq’s determination. On August 6, 2020, the Company requested a hearing before the Panel to appeal the August 2020 Letter, and, on August 7, 2020, Nasdaq notified the Company that a hearing was scheduled for September 10, 2020. The Company provided the Panel with a plan to regain compliance with the Minimum Bid Price Requirement while requesting additional time to effect compliance with the Minimum Bid Price Requirement either organically or by securing authorization for the Common Stock Reverse Stock Split. On September 16, 2020, the Hearings Panel granted our request to continue the listing of our Common Stock on the Nasdaq Capital Market, subject to certain conditions. In order for our Common Stock to continue to be listed on the Nasdaq Capital Market, the decision of the Panel required that, on or before October 31, 2020, the Company shall have completed a reverse stock split and shall have demonstrated compliance with the Minimum Bid Price Requirement by evidencing a closing bid price above $1.00 per share for the previous ten consecutive trading sessions. On October 9, 2020, the Company submitted a request to the Panel to extend the deadline to regain compliance with the Minimum Bid Price Requirement to November 30, 2020, which request was granted by the Panel on October 12, 2020. On November 30, 2020, the Company submitted a second request to the Panel to extend the deadline to regain compliance with the Minimum Bid Price Requirement to February 1, 2021, which request was granted by the Panel on December 7, 2020. At such time, the Company had until February 1, 2021 to demonstrate compliance with the Minimum Bid Price Requirement by evidencing a closing bid price above $1.00 per share for the previous ten consecutive trading sessions.

On January 4, 2021, the Company received a letter from Nasdaq, dated January 4, 2021, notifying the Company that it had, at that time, regained compliance with the Minimum Bid Price Requirement, and that Nasdaq was imposing the Monitor Period on the Company pursuant to Nasdaq Listing Rule 5815(d)(4)(A), which would last until July 5, 2021. During the Monitor Period, (i) the Company was required to notify the Hearings Panel, in writing, in the event that the closing bid price of the Common Stock fell below $1.00 on any trading day, and in the event the Company fell out of compliance with any other applicable listing requirement, and (ii) if the closing bid price of the Common Stock remained under $1.00 for thirty (30) consecutive trading days at any point during the Monitor Period, the Panel (or a newly convened Panel if the initial Panel was unavailable) was required to provide written notice to the Company that it would promptly conduct a hearing with regards to such deficiency.

However, on June 18, 2021, the Company received a determination letter (the “June 2021 Letter”) from Nasdaq stating that the Company had failed to maintain compliance with the Minimum Bid Price Requirement. As of May 27, 2021, the closing bid price of the Common Stock had not been at least $1.00 for thirty (30) consecutive trading days during the Monitor Period, resulting in the issuance of the June 2021 Letter to the Company, which provides that the Common Stock is subject to delisting from the Nasdaq Capital Market, but that the Company will have an opportunity to appeal such delisting determination by requesting a hearing with the Panel. The Company subsequently requested a hearing before the Panel to appeal the June 2021 Letter, which hearing has been set for July 29, 2021 (the “July Hearing”).

A proposal similar to this Proposal No. 1 was previously approved by the Company’s stockholders at the Company’s 2019 Annual Meeting of Stockholders, which was originally held on December 17, 2019 and adjourned to January 17, 2020, which gave the Board authority to amend the Certificate of Incorporation to effect a reverse stock split of all of our outstanding shares of Common Stock, by a ratio in the range of one-for-three to one-for-fifteen, until May 18, 2020, which was the original date by which Nasdaq had advised the Company it needed to achieve compliance with the Minimum Bid Price Requirement at that time (the “2019 Approved Reverse Stock Split”). Despite Nasdaq’s unforeseen action that provided an extension for all exchange listed companies that were not in compliance with this requirement, which effectively extended the Company’s 180-day grace period to August 3, 2020 to regain compliance with the Minimum Bid Price Requirement, the Board’s authority expired on May 18, 2020 to authorize the 2019 Approved Reverse Stock Split. The volatility that the stock market experienced during the height of the COVID-19 pandemic, including the weeks and months leading up to May 18, 2020, resulted in the determination that it was not in the best interests of the Company and its stockholders to effect the 2019 Approved Reverse Stock Split at that time. The Company’s stockholders did not approve a similar amendment to the Certificate of Incorporation in connection with the Company’s 2020 Annual Meeting of Stockholders. On January 5, 2021, the Company cancelled a special meeting of its stockholders that was scheduled to be held on January 15, 2021 in connection with such similar amendment, as Nasdaq had confirmed that the Company had, at that time, regained compliance with the Minimum Bid Price Requirement, subject to the Company complying with the Monitor Period, and the Company no longer required authorization to effect a reverse stock split of the outstanding shares of Common Stock at such special meeting. Due to the Company’s subsequent non-compliance with the Minimum Bid Price Requirement and its related receipt of the June 2021 Letter from Nasdaq, the Company currently believes that it is in the best interests of the Company and its stockholders to provide the Board until the 2022 Annual Meeting to authorize the Common Stock Reverse Stock Split and that such period will be a sufficient amount of time for the Board to select the ratio that will enable the Company to achieve and maintain compliance with the Minimum Bid Price Requirement; however, the Board does intend to implement the Reverse Stock Split upon Stockholder approval of this proposal in order to demonstrate to Nasdaq its intention promptly to comply with the Minimum Bid Price Requirement.

The Company will be required to comply with any further conditions that may be established by the Panel at the July Hearing in order to regain compliance with the Minimum Bid Price Requirement, otherwise our Common Stock will be delisted by Nasdaq. As of the date of this Proxy Statement, the price of the Common Stock has not had a minimum bid price of at least $1.00 since June 16, 2021.

The Board has considered the potential harm to the Company and its stockholders should Nasdaq delist our Common Stock from the Nasdaq Capital Market. Delisting our Common Stock could adversely affect the liquidity of our Common Stock because alternatives, such as the OTC Bulletin Board, OTC Markets, and the Pink Sheets, are generally considered to be less efficient markets. An investor likely would find it less convenient to sell, or to obtain accurate quotations in seeking to buy our Common Stock on an over-the-counter market. Many investors likely would not buy or sell our Common Stock due to difficulty in accessing over-the-counter markets, policies preventing them from trading in securities not listed on a national exchange or other reasons. The Board believes that the Common Stock Reverse Stock Split is the only effective means for us to maintain compliance with the rules of Nasdaq and to avoid, or at least mitigate, the likely adverse consequences of our Common Stock being delisted from the Nasdaq Capital Market by producing the immediate effect of increasing the bid price of our Common Stock. In addition, the Company has committed to Nasdaq to effect the Reverse Stock Split in order to ensure long-term, continued compliance with the Minimum Bid Price Requirement.

Improve the marketability and liquidity of the Common Stock. In the event the Board elects to implement the Common Stock Reverse Stock Split in order to avoid the delisting of our Common Stock from the Nasdaq Capital Market, we also believe that the increased market price of our Common Stock expected as a result of implementing the Common Stock Reverse Stock Split will improve the marketability and liquidity of our Common Stock and will encourage interest and trading in our Common Stock. The Common Stock Reverse Stock Split could allow a broader range of institutions to invest in our Common Stock (namely, funds that are prohibited from buying stocks whose price is below a certain threshold), potentially increasing the liquidity of our Common Stock. The Common Stock Reverse Stock Split could also help increase analyst and broker interest in our stock as their policies can discourage them from following or recommending companies with low stock prices. Because of the trading volatility often associated with low-priced stocks, many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. Some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers. Additionally, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of our Common Stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher. It should be noted, however, that the liquidity of our Common Stock may in fact be adversely affected by the proposed Common Stock Reverse Stock Split given the reduced number of shares of Common Stock that would be outstanding after the Common Stock Reverse Stock Split.

For the above reasons, we believe that providing the Board with the ability to effect the Common Stock Reverse Stock Split, in the event that it determines, in its sole discretion, that implementing the Common Stock Reverse Stock Split will help us regain and maintain compliance with the Nasdaq listing requirements and, as a result, could also improve the marketability and liquidity of our Common Stock, is in the best interests of the Company and our stockholders. However, regardless as to whether or not the Board believes that implementing the Common Stock Reverse Stock Split could help us regain and maintain compliance with the Nasdaq listing requirements, the Board reserves the right not to implement the Common Stock Reverse Stock Split if it determines, in its sole discretion, that it otherwise would not be in our and our stockholders’ best interests; however, it is highly unlikely that the Board will not implement the Common Stock Reverse Stock Split given the need to demonstrate conclusively to Nasdaq of the Company’s ability to maintain long-term compliance with the Minimum Bid Price Requirement.

Risks of the Common Stock Reverse Stock Split

We cannot assure you that the proposed Common Stock Reverse Stock Split will increase our stock price and have the desired effect of maintaining compliance with the rules of Nasdaq. The Board expects that the Common Stock Reverse Stock Split of our Common Stock will increase the market price of our Common Stock so that we are able to regain and maintain compliance with the Minimum Bid Price Requirement. However, the effect of the Common Stock Reverse Stock Split upon the market price of our Common Stock cannot be predicted with any certainty, and the history of similar reverse stock splits for companies in like circumstances is varied.

It is possible that the per share price of our Common Stock after the Common Stock Reverse Stock Split will not rise in proportion to the reduction in the number of shares of our Common Stock outstanding resulting from the Common Stock Reverse Stock Split, and the market price per post-Common Stock Reverse Stock Split share may not exceed or remain in excess of the $1.00 minimum bid price for a sustained period of time, and the Common Stock Reverse Stock Split may not result in a per share price that would attract brokers and investors who do not trade in lower priced stocks. Even if we effect the Common Stock Reverse Stock Split, the market price of our Common Stock may decrease due to factors unrelated to the Common Stock Reverse Stock Split. In any case, the market price of our Common Stock may also be based on other factors which may be unrelated to the number of shares outstanding, including our future performance. If the Common Stock Reverse Stock Split is consummated and the trading price of the Common Stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of the Common Stock Reverse Stock Split. Even if the market price per post-Common Stock Reverse Stock Split share of our Common Stock remains in excess of $1.00 per share, we may be delisted due to a failure to meet other continued listing requirements, including Nasdaq requirements related to the minimum stockholders’ equity, the minimum number of shares that must be in the public float, the minimum market value of the public float and the minimum number of round lot holders.

The Common Stock Reverse Stock Split may decrease the liquidity of our Common Stock. The liquidity of our Common Stock may be harmed by the Common Stock Reverse Stock Split given the reduced number of shares of Common Stock that would be outstanding after the Common Stock Reverse Stock Split, particularly if the stock price does not increase as a result of the Common Stock Reverse Stock Split. In addition, investors might consider the increased proportion of unissued authorized shares of Common Stock to issued shares to have an anti-takeover effect under certain circumstances, because the proportion allows for dilutive issuances which could prevent certain stockholders from changing the composition of the Board or render tender offers for a combination with another entity more difficult to successfully complete. The Board does not intend for the Common Stock Reverse Stock Split to have any anti-takeover effects.

Principal Effects of the Common Stock Reverse Stock Split

Common Stock. If this proposal is approved by the stockholders at the Special Meeting and the Board determines to effect the Common Stock Reverse Stock Split, subject to the conditions set out in this Proposal No. 1, and thus amend the Certificate of Incorporation, the Company will file a certificate of amendment to the Certificate of Incorporation with the Secretary of State of the State of Delaware. Except for adjustments that may result from the treatment of fractional shares as described below, each issued share of Common Stock immediately prior to the Effective Date will automatically be changed, as of the Effective Date, into a fraction of a share of Common Stock based on the exchange ratio within the approved range determined by the Board. In addition, proportional adjustments will be made to the maximum number of shares of Common Stock issuable under, and other terms of, (i) our stock plans, and (ii) the number of shares of Common Stock issuable under, and the exercise price of, our outstanding options and warrants.

Except for adjustments that may result from the treatment of fractional shares of Common Stock as described below, because the Common Stock Reverse Stock Split would apply to all issued shares of our Common Stock, and assuming Proposal No. 2 is approved by the Company’s stockholders and the Board implements the Series C Preferred Reverse Stock Split at the same ratio that the Board sets for the Common Stock Reverse Stock Split, as described in Proposal No. 2, the Common Stock Reverse Stock Split would not alter the relative rights and preferences of our existing stockholders nor affect any stockholder’s proportionate equity interest in the Company. For example, a holder of two percent (2%) of the voting power of the outstanding shares of our Common Stock and Series C Preferred Stock, in the aggregate, immediately prior to the effectiveness of the Common Stock Reverse Stock Split will generally continue to hold two percent (2%) of the voting power of the outstanding shares of our Common Stock and Series C Preferred Stock, in the aggregate, immediately after the Common Stock Reverse Stock Split. Moreover, the number of stockholders of record of the Company’s Common Stock and Series C Preferred Stock will not be affected by the Common Stock Reverse Stock Split. The amendment to the Certificate of Incorporation itself would not change the number of authorized shares of our Common Stock. The Common Stock Reverse Stock Split will have the effect of creating additional unreserved shares of our authorized Common Stock. Although at present we have no current arrangements or understandings providing for the issuance of the additional shares of Common Stock that would be made available for issuance upon effectiveness of the Common Stock Reverse Stock Split, other than those shares needed to satisfy the exercise of the Company’s outstanding warrants and options, these additional shares of Common Stock may be used by us for various purposes in the future without further stockholder approval, including, among other things:

●	raising capital to fund our operations and to continue as a going concern;

●	establishing strategic relationships with other companies;

●	providing equity incentives to our employees, officers or directors; and

●	expanding our business or product lines through the acquisition of other businesses or products.

While the Common Stock Reverse Stock Split will make additional shares of Common Stock available for the Company to use in connection with the foregoing, the sole purpose of the Common Stock Reverse Stock Split is to increase our stock price in order to regain and maintain compliance with the Minimum Bid Price Requirement, which compliance will be the sole factor in determining the ratio of the Common Stock Reverse Stock Split.

Effect on Employee Plans, Options, Restricted Stock Awards and Convertible or Exchangeable Securities. Pursuant to the terms of the 2013 Long Term Incentive Plan and the 2017 Stock Incentive Plan (collectively, the “Plans”), the Board or a committee thereof, as applicable, will adjust the number of shares of Common Stock available for future grant under the Plans, the number of shares of Common Stock underlying outstanding awards, the exercise price per share of outstanding stock options, and other terms of outstanding awards issued pursuant to the Plans to equitably reflect the effects of the Common Stock Reverse Stock Split. Based upon the Common Stock Reverse Stock Split ratio determined by the Board, proportionate adjustments are also generally required to be made to the per share exercise or conversion prices, as applicable, and the number of shares of Common Stock issuable upon the exercise or conversion, as applicable, of outstanding options and warrants, and any other convertible or exchangeable securities that may entitle the holders thereof to purchase, exchange for, or convert into, shares of Common Stock. This would result in approximately the same aggregate price being required to be paid under such options, warrants and other then outstanding convertible or exchangeable securities upon exercise or conversion, as applicable, and approximately the same value of shares of Common Stock being delivered upon such exercise, exchange or conversion, immediately following the Common Stock Reverse Stock Split as was the case immediately preceding the Common Stock Reverse Stock Split. The number of shares of Common Stock subject to restricted stock awards and restricted stock units will be similarly adjusted, subject to our treatment of fractional shares of Common Stock. The number of shares of Common Stock reserved for issuance pursuant to these securities and our Plans will be adjusted proportionately based upon the Common Stock Reverse Stock Split ratio determined by the Board, subject to our treatment of fractional shares of Common Stock.

Listing. Our shares of Common Stock currently trade on the Nasdaq Capital Market. The Common Stock Reverse Stock Split will directly affect the listing of our Common Stock on the Nasdaq Capital Market, and we believe that the Common Stock Reverse Stock Split could potentially increase our stock price, facilitating compliance with the Minimum Bid Price Requirement. Following the Common Stock Reverse Stock Split, we intend for our Common Stock to continue to be listed on the Nasdaq Capital Market under the symbol “NXTD”, subject to our ability to continue to comply with Nasdaq rules, although our Common Stock would have a new committee on uniform securities identification procedures (“CUSIP”) number, a number used to identify our Common Stock.

“Public Company” Status. Our Common Stock is currently registered under Section 12(b) and 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and we are subject to the “public company” periodic reporting and other requirements of the Exchange Act. The proposed Common Stock Reverse Stock Split will not affect our status as a public company or this registration under the Exchange Act. The Common Stock Reverse Stock Split is not intended as, and will not have the effect of, a “going private transaction” covered by Rule 13e-3 under the Exchange Act.

Odd Lot Transactions. It is likely that some of our stockholders will own “odd-lots” of less than 100 shares of Common Stock following the Common Stock Reverse Stock Split. A purchase or sale of less than 100 shares of Common Stock (an “odd lot” transaction) may result in incrementally higher trading costs through certain brokers, particularly “full service” brokers, and generally may be more difficult than a “round lot” sale. Therefore, those stockholders who own less than 100 shares of Common Stock following the Common Stock Reverse Stock Split may be required to pay somewhat higher transaction costs and may experience some difficulties or delays should they then determine to sell their shares of Common Stock.

Authorized but Unissued Shares; Potential Anti-Takeover Effects. Our Certificate of Incorporation presently authorizes 100,000,000 shares of Common Stock and 10,000,000 shares of blank check preferred stock, par value $0.0001 per share. The Common Stock Reverse Stock Split would not change the number of authorized shares of the Common Stock, although the Common Stock Reverse Stock Split would decrease the number of issued and outstanding shares of Common Stock. Therefore, because the number of issued and outstanding shares of Common Stock would decrease, the number of shares of Common Stock remaining available for issuance by us in the future would increase.

Such additional shares of Common Stock would be available for issuance from time to time for corporate purposes such as issuances of Common Stock in connection with capital-raising transactions and acquisitions of companies or other assets, as well as for issuance upon conversion or exercise of securities such as convertible preferred stock, convertible debt, warrants or options convertible into or exercisable for Common Stock. We believe that the availability of the additional shares of Common Stock will provide us with the flexibility to meet business needs as they arise, to take advantage of favorable opportunities and to respond effectively in a changing corporate environment. For example, we may elect to issue shares of Common Stock to raise equity capital, to make acquisitions through the use of stock, to establish strategic relationships with other companies, to adopt additional employee benefit plans or reserve additional shares of Common Stock for issuance under such plans, where the Board determines it advisable to do so, without the necessity of soliciting further stockholder approval, subject to applicable stockholder vote requirements under Delaware law and Nasdaq rules. If we issue additional shares of Common Stock for any of these purposes, the aggregate ownership interest of our current stockholders, and the interest of each such existing stockholder, would be diluted, possibly substantially.

The additional shares of our Common Stock that would become available for issuance upon an effective Common Stock Reverse Stock Split could also be used by us to oppose a hostile takeover attempt or delay or prevent a change of control or changes in or removal of our management, including any transaction that may be favored by a majority of our stockholders or in which our stockholders might otherwise receive a premium for their shares of Common Stock over then-current market prices or benefit in some other manner. Although the increased proportion of authorized but unissued shares of Common Stock to issued shares of Common Stock could, under certain circumstances, have an anti-takeover effect, the Common Stock Reverse Stock Split is not being proposed in order to respond to a hostile takeover attempt or to an attempt to obtain control of the Company.

Fractional Shares

We will not issue fractional certificates for post-Common Stock Reverse Stock Split shares of Common Stock in connection with the Common Stock Reverse Stock Split. To the extent any holders of pre-Common Stock Reverse Stock Split shares of Common Stock are entitled to fractional shares of Common Stock as a result of the Common Stock Reverse Stock Split, the Company will issue an additional share to all holders of fractional shares of Common Stock.

No Dissenters’ Rights

Under Delaware law, our stockholders would not be entitled to dissenters’ rights or rights of appraisal in connection with the implementation of the Common Stock Reverse Stock Split, and we will not independently provide our stockholders with any such rights.

Certain United States Federal Income Tax Consequences

The following is a summary of certain United States federal income tax consequences of the Common Stock Reverse Stock Split. It does not address any state, local or foreign income or other tax consequences, which, depending upon the jurisdiction and the status of the stockholder/taxpayer, may vary from the United States federal income tax consequences. It applies to you only if you held pre-Common Stock Reverse Stock Split shares of Common Stock as capital assets for United States federal income tax purposes. This discussion does not apply to you if you are a member of a class of our stockholders subject to special rules, such as (a) a dealer in securities or currencies, (b) a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings, (c) a bank, (d) a life insurance company, (e) a tax-exempt organization, (f) a person that owns shares of Common Stock that are a hedge, or that are hedged, against interest rate risks, (g) a person who owns shares of Common Stock as part of a straddle or conversion transaction for tax purposes or (h) a person whose functional currency for tax purposes is not the U.S. dollar. The discussion is based on the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), its legislative history, existing, temporary and proposed regulations under the Internal Revenue Code, published rulings and court decisions, all as of the date hereof. These laws, regulations and other guidance are subject to change, possibly on a retroactive basis. We have not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the United States federal income tax consequences of the Common Stock Reverse Stock Split.

PLEASE CONSULT YOUR OWN TAX ADVISOR CONCERNING THE CONSEQUENCES OF THE COMMON STOCK REVERSE STOCK SPLIT IN YOUR PARTICULAR CIRCUMSTANCES UNDER THE INTERNAL REVENUE CODE AND THE LAWS OF ANY OTHER TAXING JURISDICTION.

Tax Consequences to United States Holders of Common Stock. A United States holder, as used herein, is a stockholder who or that is, for United States federal income tax purposes: (a) a citizen or individual resident of the United States, (b) a domestic corporation, (c) an estate whose income is subject to United States federal income tax regardless of its source, or (d) a trust, if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust. This discussion applies only to United States holders.

Except for adjustments that may result from the treatment of fractional shares of Common Stock as described above, no gain or loss should be recognized by a stockholder upon such stockholder’s exchange of pre-Common Stock Reverse Stock Split shares of Common Stock for post-Common Stock Reverse Stock Split shares of Common Stock pursuant to the Common Stock Reverse Stock Split, and the aggregate adjusted basis of the post-Common Stock Reverse Stock Split shares of Common Stock received will be the same as the aggregate adjusted basis of the Common Stock exchanged for such new shares. The stockholder’s holding period for the post-Common Stock Reverse Stock Split shares of Common Stock will include the period during which the stockholder held the pre-Common Stock Reverse Stock Split shares of Common Stock surrendered.

Accounting Consequences

Following the Effective Date of the Common Stock Reverse Stock Split, if any, the net income or loss and net book value per share of Common Stock will be increased because there will be fewer shares of the Common Stock outstanding. We do not anticipate that any other accounting consequences would arise as a result of the Common Stock Reverse Stock Split.

Exchange of Stock Certificates

As of the Effective Date, each certificate representing shares of our Common Stock outstanding before the Common Stock Reverse Stock Split will be deemed, for all corporate purposes, to evidence ownership of the reduced number of shares of our Common Stock resulting from the Common Stock Reverse Stock Split. All shares of Common Stock underlying options, warrants and other securities exchangeable or exercisable for or convertible into Common Stock also automatically will be adjusted on the Effective Date.

Our transfer agent, VStock Transfer, LLC, will act as the exchange agent for purposes of exchanging stock certificates subsequent to the Common Stock Reverse Stock Split. Shortly after the Effective Date, stockholders of record will receive written instructions requesting them to complete and return a letter of transmittal and surrender their old stock certificates for new stock certificates reflecting the adjusted number of shares as a result of the Common Stock Reverse Stock Split. Certificates representing shares of Common Stock issued in connection with the Common Stock Reverse Stock Split will continue to bear the same restrictive legends, if any, that were borne by the surrendered certificates representing the shares of Common Stock outstanding prior to the Common Stock Reverse Stock Split. No new certificates will be issued until such stockholder has surrendered any outstanding certificates, together with the properly completed and executed letter of transmittal, to the exchange agent. Until surrendered, each certificate representing shares of Common Stock outstanding before the Common Stock Reverse Stock Split would continue to be valid and would represent the adjusted number of shares of Common Stock, based on the ratio of the Common Stock Reverse Stock Split.

Any stockholder whose stock certificates are lost, destroyed or stolen will be entitled to a new certificate or certificates representing post-Common Stock Reverse Stock Split shares of Common Stock upon compliance with the requirements that we and our transfer agent customarily apply in connection with lost, destroyed or stolen certificates. Instructions as to lost, destroyed or stolen certificates will be included in the letter of instructions from the exchange agent.

Upon the Common Stock Reverse Stock Split, we intend to treat stockholders holding our Common Stock in “street name,” through a bank, broker or other nominee, in the same manner as registered stockholders whose shares of Common Stock are registered in their names. Banks, brokers and other nominees will be instructed to effect the Common Stock Reverse Stock Split for their beneficial holders holding our Common Stock in “street name”. However, such banks, brokers and other nominees may have different procedures than registered stockholders for processing the Common Stock Reverse Stock Split. If you hold your shares in “street name” with a bank, broker or other nominee, and if you have any questions in this regard, we encourage you to contact your bank, broker or nominee.

YOU SHOULD NOT DESTROY YOUR STOCK CERTIFICATES AND YOU SHOULD NOT SEND THEM NOW. YOU SHOULD SEND YOUR STOCK CERTIFICATES ONLY AFTER YOU HAVE RECEIVED INSTRUCTIONS FROM THE EXCHANGE AGENT AND IN ACCORDANCE WITH THOSE INSTRUCTIONS.

If any certificates for shares of Common Stock are to be issued in a name other than that in which the certificates for shares of Common Stock surrendered are registered, the stockholder requesting the reissuance will be required to pay to us any transfer taxes or establish to our satisfaction that such taxes have been paid or are not payable and, in addition, (a) the transfer must comply with all applicable federal and state securities laws, and (b) the surrendered certificate must be properly endorsed and otherwise be in proper form for transfer.

Book-Entry

The Company’s registered stockholders may hold some or all of their shares of Common Stock electronically in book-entry form with our transfer agent. These stockholders do not have stock certificates evidencing their ownership of Common Stock. They are, however, provided with a statement reflecting the number of shares of Common Stock registered in their accounts.

●	If you hold registered shares of Common Stock in book-entry form, you do not need to take any action to receive your post-Common Stock Reverse Stock Split shares of Common Stock in registered book-entry form.

●	If you are entitled to post-Common Stock Reverse Stock Split shares of Common Stock, a transaction statement will automatically be sent to your address of record by our transfer agent as soon as practicable after the Effective Date indicating the number of shares of Common Stock that you hold.

Interests of Directors and Executive Officers

Our directors and executive officers have no substantial interests, directly or indirectly, in the matters set forth in this proposal except to the extent of their ownership of shares of our Common Stock and equity awards granted to them under our equity incentive plans.

Vote Required and Recommendation

Our Bylaws provide that, on all matters (other than the election of directors and except to the extent otherwise required by our Certificate of Incorporation or applicable Delaware law), the affirmative vote of a majority of the shares outstanding and entitled to vote on the matter will be required for approval. Accordingly, the affirmative vote of a majority of the shares of Common Stock and Series C Preferred Stock, in the aggregate, outstanding on the Record Date and entitled to vote on the matter will be required to approve the Common Stock Reverse Stock Split.

At the Special Meeting, a vote will be taken on a proposal to amend the Certificate of Incorporation to effect the Common Stock Reverse Stock Split at the discretion of the Board.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF

PROPOSAL NO. 1.

PROPOSAL TO AUTHORIZE THE

BOARD TO AMEND THE

CERTIFICATE OF INCORPORATION BY AMENDING THE SERIES C PREFERRED CERTIFICATE OF DESIGNATIONS TO
(i) EFFECT A REVERSE STOCK SPLIT OF ALL

OUTSTANDING SHARES OF SERIES C PREFERRED STOCK BY THE SAME RATIO THAT THE BOARD SELECTS FOR THE COMMON STOCK REVERSE STOCK SPLIT AND (ii) INCREASE THE STATED VALUE OF THE SERIES C PREFERRED STOCK BY THE SAME AMOUNT AS THE RATIO OF THE SERIES C PREFERRED REVERSE STOCK SPLIT

(Proposal No. 2)

Summary

Our Board has unanimously approved a proposal to amend the Certificate of Incorporation by amending the Series C Preferred Certificate of Designations to effect the Series C Preferred Reverse Stock Split by the same ratio that the Board selects for the Common Stock Reverse Stock Split. The proposal provides that our Board shall be required, pursuant to Section 242(b) of the DGCL, to effect the Series C Preferred Reverse Stock Split, if it determines to implement the Common Stock Reverse Stock Split described in Proposal No. 1, solely for the purpose of maintaining the proportionate relationship of the Series C Preferred Stock to the Common Stock, at the same time the Board effects the Common Stock Reverse Stock Split, and in any event, before the Company’s 2022 Annual Meeting of Stockholders. The proposal also provides that the Board’s authority to effect the Series C Preferred Reverse Stock Split is conditioned on the Board’s implementing the Common Stock Reverse Stock Split at the same ratio as implemented with respect to the Series C Preferred Reverse Stock Split. Therefore, if Proposal No. 1 is not approved, or, even if approved, if the Board does not otherwise elect to implement the Common Stock Reverse Stock Split at the same ratio as the Series C Preferred Reverse Stock Split, then the Board shall not have authority to effect the Series C Preferred Reverse Stock Split pursuant to this Proposal No. 2.

Should the Board proceed with the Series C Preferred Reverse Stock Split, the same ratio that is set for the Common Stock Reverse Stock Split shall be set for the Series C Preferred Reverse Stock Split, so that the proportionate relationship of the Series C Preferred Stock to the Common Stock remains the same, and so that neither the ratio set for the Common Stock Reverse Stock Split, nor the ratio set for the Series C Preferred Reverse Stock Split, adversely affects the rights, preferences or privileges of the Series C Preferred Stock.

If our Board determines, in its sole discretion, that effecting the Series C Preferred Reverse Stock Split is necessary to maintain the proportionate relationship of the Series C Preferred Stock to the Common Stock and it is also in the best interests of the Company and our stockholders, then the Series C Preferred Stock Reverse Stock Split will become effective upon filing of an amendment to our Series C Preferred Certificate of Designations with the Secretary of State of the State of Delaware. The amendment filed thereby will set forth the number of shares of Series C Preferred Stock to be combined into one share of our Series C Preferred Stock, within the limits set forth in this proposal. Except for adjustments that may result from the treatment of fractional shares as described below, each holder of Series C Preferred Stock will hold (i) the same percentage of our outstanding Series C Preferred Stock and (ii) assuming the implementation of the Common Stock Reverse Stock Split, the same percentage of our outstanding Common Stock and Series C Preferred Stock, in the aggregate, immediately following the Series C Preferred Reverse Stock Split as such stockholder holds immediately prior to the Series C Preferred Stock Reverse Stock Split.

Additionally, our Board has unanimously approved a corresponding amendment to our Series C Preferred Certificate of Designations to increase the stated value of the Series C Preferred Stock by the same amount as the ratio of the Series C Preferred Reverse Stock Split so that the rights and preferences of the Series C Preferred Stock including, without limitation, the amount payable to the holders of shares of Series C Preferred Stock upon a redemption of the Series C Preferred Stock by the Company would not be affected by the Series C Preferred Reverse Stock Split. Any amendment increasing the stated value of the Series C Preferred Stock is solely conditioned on the implementation of the Series C Preferred Reverse Stock Split. In the event that the Series C Preferred Reverse Stock Split is not implemented by the Board, the amendment to our Series C Preferred Certificate of Designations increasing the stated value of the Series C Preferred Stock will not be implemented.

The text of the form of amendment to the Series C Preferred Certificate of Designations, which would be filed with the Secretary of State of the State of Delaware to effect (i) the Series C Preferred Reverse Stock Split and (ii) the increase in stated value of the Series C Preferred Stock, is set forth in Appendix B to this Proxy Statement. The text of the form of amendment accompanying this Proxy Statement is, however, subject to amendment to reflect the exact ratio for the Series C Preferred Reverse Stock Split and any changes that may be required by the office of the Secretary of State of the State of Delaware or that the Board may determine to be necessary or advisable ultimately to comply with applicable law and to effect the Series C Preferred Reverse Stock Split.

Our Board believes that approval of the amendments to the Series C Preferred Certificate of Designations to (i) effect the Series C Preferred Reverse Stock Split and (ii) increase the stated value of the Series C Preferred Stock is in the best interests of the Company and our stockholders and has unanimously recommended that the proposed amendment be presented to our stockholders for approval.

Implementation of the Series C Preferred Reverse Stock Split

The Series C Preferred Reverse Stock Split will be effected, if at all, only upon a determination by our Board to implement the Common Stock Reverse Stock Split, in which case the Board will also implement the Series C Preferred Reverse Stock Split (at the same ratio determined by our Board for the Common Stock Reverse Stock Split as described above) in order to maintain the proportionate relationship of the Series C Preferred Stock to the Common Stock. No further action on the part of stockholders would be required to implement the Series C Preferred Reverse Stock Split. If our stockholders approve the proposal, and the Board effects the Series C Preferred Reverse Stock Split, we would communicate to the public, prior to the Effective Date, additional details regarding the Series C Preferred Reverse Stock Split, including the specific ratio selected by the Board. Notwithstanding the foregoing, the Board’s authority to effect the Series C Preferred Reverse Stock Split is conditioned on the Board’s also implementing the Common Stock Reverse Stock Split at the same ratio as implemented with respect to the Series C Preferred Reverse Stock Split. Therefore, if Proposal No. 1 is not approved, or, even if approved, if the Board does not otherwise elect to implement the Common Stock Reverse Stock Split at the same ratio as the Series C Preferred Reverse Stock Split, then the Board shall not have authority to effect the Series C Preferred Reverse Stock Split pursuant to this Proposal No. 2.

If the Board does not implement the Series C Preferred Reverse Stock Split prior to the Company’s 2022 Annual Meeting of Stockholders, the authority granted in this proposal to implement the Series C Preferred Reverse Stock Split will terminate. The Board is requesting authorization to implement the Series C Preferred Reverse Stock Split up until such time in the event the Company needs to utilize this Proposal No. 2 in order to maintain the proportionate relationship of the Series C Preferred Stock to the Common Stock.

Increase in the Stated Value of the Series C Preferred Stock

The amendment to our Series C Certificate of Designations will be effected, if at all, only upon the implementation of the Series C Preferred Reverse Stock Split so that the rights and preferences of the Series C Preferred Stock including, without limitation, the amount payable to the holders of shares of Series C Preferred Stock upon a redemption of the Series C Preferred Stock by the Company, would not be affected by the Series C Preferred Reverse Stock Split.

Effective Date

If the proposed amendment to the Certificate of Incorporation by amending the Series C Preferred Certificate of Designations to (i) give effect to the Series C Preferred Stock Reverse Stock Split and (ii) increase the stated value of the Series C Preferred Stock is approved at the Special Meeting, and the Board effects the Series C Preferred Reverse Stock Split as a result of its determination to implement the Common Stock Reverse Stock Split, the Company will file the amendment to the Series C Preferred Certificate of Designations with the office of the Secretary of State of Delaware on the Effective Date and it will become effective as of 5:30 p.m. Eastern Time on the Effective Date. Except as explained below with respect to fractional shares, each issued share of Series C Preferred Stock immediately prior to the Effective Date will automatically be changed, as of the Effective Date, into a fraction of a share of Series C Preferred Stock, based on the exchange ratio within the approved range determined by the Board.

Purpose of the Series C Preferred Reverse Stock Split

The sole purpose for the Series C Preferred Reverse Stock Split is based on the Board’s belief that the Series C Preferred Reverse Stock Split will be necessary to maintain the proportionate relationship of the Series C Preferred Stock to the Common Stock.

Principal Effects of the Series C Preferred Reverse Stock Split and Increase in the Stated Value of the Series C Preferred Stock

Series C Preferred Stock. If this proposal is approved by the stockholders at the Special Meeting and the Board effects the Series C Preferred Reverse Stock Split, as a result of its determination to implement the Common Stock Reverse Stock Split, and thus amend the Certificate of Incorporation by amending the Series C Preferred Certificate of Designations, the Company will file a certificate of amendment to the Series C Preferred Certificate of Designations with the Secretary of State of the State of Delaware.

There is only one holder of our Series C Preferred Stock. Because the Series C Preferred Reverse Stock Split would be applied proportionately to the outstanding shares of Series C Preferred Stock as the application of the Common Stock Reverse Stock Split would be applied to the outstanding shares of Common Stock, the proposed Series C Preferred Reverse Stock Split would not alter the Series C Preferred stockholder’s percentage ownership of the outstanding shares of Series C Preferred Stock or the outstanding shares of Common Stock and Series C Preferred Stock, in the aggregate. Such holder will continue to hold one hundred percent (100%) of the voting power of the outstanding shares of our Series C Preferred Stock immediately after the Series C Preferred Reverse Stock Split. Such holder will also continue to hold the same percentage of the voting power of the outstanding shares of our Common Stock and Series C Preferred Stock, in the aggregate, after the Series C Preferred Reverse Stock Split. One (1) share of Series C Preferred Stock shall continue to carry the same voting rights as one (1) share of Common Stock. The amendment to the Series C Preferred Certificate of Designations would not change the number of authorized shares of our blank check preferred stock, par value $0.0001 per share, nor will it change the number of designated shares of Series C Preferred Stock. The Series C Preferred Reverse Stock Split will have the effect of creating unreserved designated shares of Series C Preferred Stock. We have no current arrangements or understandings providing for the issuance of the additional shares of Series C Preferred Stock that would be made available for issuance upon effectiveness of the Series C Preferred Reverse Stock Split; provided, however, if we plan to issue any additional shares of Series C Preferred Stock, pursuant to the provisions of the Series C Preferred Certificate of Designations, we would be required to obtain the approval of the holder of Series C Preferred Stock to do so.

Effect on Employee Plans, Options, Restricted Stock Awards and Convertible or Exchangeable Securities. We do not have any employee plans which provide for the issuance of our Series C Preferred Stock.

Listing. Our Series C Preferred Stock is not listed and does not trade on any stock or securities exchange.

Authorized but Unissued Shares; Potential Anti-Takeover Effects. Our Certificate of Incorporation presently authorizes 10,000,000 shares of blank check preferred stock, par value $0.0001 per share, 2,000 shares of which are designated as Series C Preferred Stock. The Series C Preferred Reverse Stock Split would not change the number of authorized shares of the Company’s blank check preferred stock as designated. Therefore, because the number of issued and outstanding shares of Series C Preferred Stock would decrease, the number of shares of Series C Preferred Stock remaining available for issuance by us in the future would increase. We have no current arrangements or understandings providing for the issuance of the additional shares of Series C Preferred Stock that would be made available for issuance upon effectiveness of the Series C Preferred Reverse Stock Split; provided, however, if we plan to issue any additional shares of Series C Preferred Stock, pursuant to the provisions of the Series C Preferred Certificate of Designations, we would be required to obtain the approval of the holder of Series C Preferred Stock to do so.

Fractional Shares

We will not issue fractional certificates for post-Series C Preferred Reverse Stock Split shares of Series C Preferred Stock in connection with the Series C Preferred Reverse Stock Split. To the extent any holders of pre-Series C Preferred Reverse Stock Split shares of Series C Preferred Stock are entitled to fractional shares of Series C Preferred Stock as a result of the Series C Preferred Reverse Stock Split, the Company will issue an additional share to all holders of fractional shares of Series C Preferred Stock.

No Dissenters’ Rights

Under Delaware law, our stockholders would not be entitled to dissenters’ rights or rights of appraisal in connection with the implementation of the Series C Preferred Stock Reverse Stock Split, and we will not independently provide our stockholders with any such rights.

Certain United States Federal Income Tax Consequences

Holders of our shares of Series C Preferred Stock should consult with their personal tax advisors concerning any tax matters relating to the proposed Series C Preferred Reverse Stock Split and an increase in the stated value of the Series C Preferred Stock.

Exchange of Stock Certificates

The holders of shares of Series C Preferred Stock may, but shall not be required to, exchange each certificate representing shares of our Series C Preferred Stock outstanding before the Series C Preferred Reverse Stock Split for the reduced number of shares of our Series C Preferred Stock resulting from the Series C Preferred Reverse Stock Split. The Company will provide such new certificates upon a written request by a holder of Series C Preferred Stock accompanied by such holder’s pre-Series C Preferred Stock Split share certificate being exchanged.

Interests of Directors and Executive Officers

Our directors and executive officers have no substantial interests, directly or indirectly, in the matters set forth in this proposal.

Vote Required and Recommendation

Our Bylaws provide that, on all matters (other than the election of directors and except to the extent otherwise required by our Certificate of Incorporation or applicable Delaware law), the affirmative vote of a majority of the shares outstanding and entitled to vote on the matter will be required for approval.

Section 242(b) of the DGCL requires that we obtain the approval of the majority of the shares of Series C Preferred Stock outstanding and entitled to vote, separately as a class, in addition to the approval of the majority of the shares of Common Stock and Series C Preferred Stock, outstanding and entitled to vote, in the aggregate, if we take any action that adversely affects the powers, preferences or rights of our Series C Preferred Stock. The provisions of our Series C Preferred Certificate of Designations requires that we obtain the approval of the holders of at least seventy percent (70%) of the outstanding shares of our Series C Preferred Stock, separately as a class, in addition to the approval of the majority of the shares of Common Stock and Series C Preferred Stock, outstanding and entitled to vote, in the aggregate, if we take any action that adversely affects the rights, preferences or privileges of the holders of our Series C Preferred Stock. Such separate approval would also be required if we were increasing or reducing the number of shares designated as Series C Preferred Stock. Since the Series C Preferred Reverse Stock Split can be implemented only if the ratio is the same as the ratio for the Common Stock Reverse Stock Split, and, further, since the stated value of the Series C Preferred Stock must be relatively increased by an amount equal to the ratio of the Series C Preferred Reverse Stock Split, the rights, preferences and privileges of the holder of the Series C Preferred Stock will not be affected adversely or disproportionately compared to the rights of the holders of our Common Stock. Additionally, we are not proposing to increase or reduce the number of shares designated as Series C Preferred Stock.

Accordingly, the affirmative vote of a majority of the shares of Common Stock and Series C Preferred Stock, in the aggregate, outstanding on the Record Date and entitled to vote on the matter will be required to (i) approve the Series C Preferred Reverse Stock Split and (ii) increase the stated value of the Series C Preferred Stock as stated herein.

At the Special Meeting, a vote will be taken on a proposal to amend the Certificate of Incorporation to effect (i) the Series C Preferred Reverse Stock Split and (ii) the increase of the stated value of the Series C Preferred Stock as provided herein.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF

PROPOSAL NO. 2.

FUTURE STOCKHOLDER PROPOSALS

The Board has not yet determined the date on which the next Annual Meeting of Stockholders will be held. Stockholders may submit proposals on matters appropriate for stockholder action at annual meetings in accordance with the rules and regulations adopted by the SEC. Any proposal which an eligible stockholder desires to have included in our proxy statement and presented at the next Annual Meeting of Stockholders will be included in our proxy statement and related proxy card if it is received by us a reasonable time before we begin to print and send our proxy materials and if it complies with SEC rules regarding inclusion of proposals in proxy statements. In order to avoid controversy as to the date on which we receive a proposal, it is suggested that any stockholder who wishes to submit a proposal submit such proposal by certified mail, return receipt requested.

Other deadlines apply to the submission of stockholder proposals for the next Annual Meeting of Stockholders that are not required to be included in our proxy statement under SEC rules. With respect to these stockholder proposals for the next Annual Meeting of Stockholders, a stockholder’s notice must be received by us a reasonable time before we begin to print and send our proxy materials. The form of proxy distributed by the Board for such meeting will confer discretionary authority to vote on any such proposal not received by such date. If any such proposal is received by such date, the proxy statement for the meeting will provide advice on the nature of the matter and how we intend to exercise our discretion to vote on each such matter if it is presented at that meeting.

EXPENSES AND SOLICITATION

We will bear the costs of printing and mailing proxies. In addition to soliciting stockholders by mail or through our regular employees, we may request banks, brokers and other custodians, nominees and fiduciaries to solicit their customers who have shares of our Common Stock and/or shares of Series C Preferred Stock registered in the name of a nominee and, if so, will reimburse such banks, brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket costs. Solicitation by our officers and employees may also be made of some stockholders following the original solicitation.

ADDITIONAL INFORMATION

We are subject to the information and reporting requirements of the Exchange Act, and in accordance therewith, we file periodic reports, documents and other information with the SEC relating to our business, financial statements and other matters. Such reports and other information may be accessed at www.sec.gov. You are encouraged to review our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on April 15, 2021, together with any subsequent information we filed or will file with the SEC and other publicly available information. A copy of any public filing is also available, at no charge, by contacting our legal counsel, Sullivan & Worcester LLP, Attn: David E. Danovitch, Esq. at (212) 660-3060.

Proxies may be solicited by directors, executive officers, and other employees of the Company in person or by telephone or mail only for use at the Special Meeting or any adjournment thereof. The Company has retained Laurel Hill Advisory Group LLC (“Laurel Hill”) to assist with the solicitation of proxies for a project management fee of $7,500, plus reimbursement for out-of-pocket expenses. The Company may also engage Laurel Hill to solicit proxies by telephone for a reasonable additional fee determined on a per call basis. All solicitation costs will be borne by the Company.

*************

It is important that the proxies be returned promptly and that your shares of Common Stock and/or Series C Preferred Stock be represented. Stockholders are urged to mark, date, execute, and promptly return the accompanying proxy card.

____, 2021	By Order of the Board of Directors,

/s/ Chia-Lin Simmons
Chia-Lin Simmons
Chief Executive Officer

Appendix A

FORM OF CERTIFICATE OF AMENDMENT OF

CERTIFICATE OF INCORPORATION OF

NXT-ID, INC.

Nxt-ID, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify that:

FIRST: The name of the Corporation is Nxt-ID, Inc.

SECOND: This Certificate of Amendment (this “Certificate of Amendment”) amends the provisions of the Corporation’s Certificate of Incorporation, as amended, and any amendments thereto (the “Certificate of Incorporation”), last amended by a certificate of amendment to the Certificate of Incorporation filed with the Secretary of State on September 9, 2016.

THIRD: A new Article 4(b) is added to the Certificate of Incorporation to provide in its entirety as follows:

“b) Upon the filing of this Amendment with the Secretary of State of the State of Delaware (the “Effective Time”), each ________ outstanding shares of Common Stock outstanding immediately prior to the Effective Time (the “Old Common Stock”) shall be combined and converted into one (1) share of Common Stock (the “New Common Stock”) based on a ratio of one share of New Common Stock for each _____ shares of Old Common Stock (the “Reverse Split Ratio”). This reverse stock split (the “Reverse Split”) of the outstanding shares of Common Stock shall not affect the total number of shares of capital stock, including the Common Stock, that the Company is authorized to issue, which shall remain as set forth under this Article 4.

The Reverse Split shall occur without any further action on the part of the Corporation or the holders of shares of New Common Stock and whether or not certificates representing such holders’ shares prior to the Reverse Split are surrendered for cancellation. No fractional interest in a share of New Common Stock shall be deliverable upon the Reverse Split, all of which shares of New Common Stock be rounded up to the nearest whole number of such shares. All references to “Common Stock” in these Articles shall be to the New Common Stock.

The Reverse Split will be effectuated on a stockholder-by-stockholder (as opposed to certificate-by-certificate) basis, except that the Reverse Split will be effectuated on a certificate-by-certificate basis for shares held by registered holders. For shares held in certificated form, certificates dated as of a date prior to the Effective Time representing outstanding shares of Old Common Stock shall, after the Effective Time, represent a number of shares of New Common Stock as is reflected on the face of such certificates for the Old Common Stock, divided by the Reverse Split Ratio and rounded up to the nearest whole number. The Corporation shall not be obligated to issue new certificates evidencing the shares of New Common Stock outstanding as a result of the Reverse Split unless and until the certificates evidencing the shares held by a holder prior to the Reverse Split are either delivered to the Corporation or its transfer agent, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates.

FOURTH: This amendment was duly adopted in accordance with the provisions of Sections 212 and 242 of the General Corporation Law of the State of Delaware.

FIFTH: This Certificate of Amendment shall be effective as of New York Time on the date written below.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its officer thereunto duly authorized this     day of        , 202  .

NXT-ID, INC.

By:	/s/ Chia-Lin Simmons
Name:	Chia-Lin Simmons
Title:	Chief Executive Officer

A-1

Appendix B

FORM OF CERTIFICATE OF AMENDMENT OF CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS OF

SERIES C NON-CONVERTIBLE VOTING PREFERRED STOCK OF

NXT-ID, INC.

The undersigned, Chia-Lin Simmons, the Chief Executive Officer of Nxt-ID, Inc. (the “Corporation”), pursuant to the provisions of the General Corporation Law of the State of Delaware (the “GCL”), does hereby certify and set forth as follows:

First: The date on which the Certificate of Designations, Preferences and Rights of Series C Non-Convertible Voting Preferred Stock of the Corporation (the “Certificate of Designations”) was originally filed with the Secretary of State of the State of Delaware was May 23, 2017.

Second: The Board of Directors of the Corporation (the “Board”), acting in accordance with the provisions of Section 242 of the GCL and pursuant to the authority vested in the Board by the affirmative vote of a majority of the shares of the Corporation’s common stock, par value $0.0001 per share, and Series C Non-Convertible Voting Preferred Stock, par value $0.0001 per share (the “Series C Preferred Stock”), in the aggregate, outstanding and entitled to vote on the matter, adopted resolutions amending the Certificate of Designations (the “Certificate of Amendment”) as provided below.

Third: Section 12 of the Certificate of Designations has been added to read as follows:

12. REVERSE STOCK SPLIT. Upon the filing of this certificate of amendment with the Secretary of State of the State of Delaware (the “Effective Time”), each ________ outstanding shares of Series C Preferred Stock outstanding immediately prior to the Effective Time (the “Old Series C Preferred Stock”) shall be combined and converted into one (1) share of Series C Preferred Stock (the “New Series C Preferred Stock”) based on a ratio of one share of New Series C Preferred Stock for each _____ shares of Old Series C Preferred Stock (the “Reverse Split Ratio”). This reverse stock split (the “Reverse Split”) of the outstanding shares of Series C Preferred Stock shall not affect the total number of shares of authorized preferred stock, par value $0.0001 per share, that the Company has designated as Series C Preferred Stock, which shall remain as set forth under Section 1.

The Reverse Split shall occur without any further action on the part of the Company or the holders of shares of New Series C Preferred Stock and whether or not certificates representing such holders’ shares prior to the Reverse Split are surrendered for cancellation. No fractional interest in a share of New Series C Preferred Stock shall be deliverable upon the Reverse Split, all of which shares of New Series C Preferred Stock be rounded up to the nearest whole number of such shares. All references to “Series C Preferred Stock” in these Articles shall be to the New Series C Preferred Stock.

The Reverse Split will be effectuated on a stockholder-by-stockholder (as opposed to certificate-by-certificate) basis, except that the Reverse Split will be effectuated on a certificate-by-certificate basis for shares held by registered holders. For shares held in certificated form, certificates dated as of a date prior to the Effective Time representing outstanding shares of Old Series C Preferred Stock shall, after the Effective Time, represent a number of shares of New Series C Preferred Stock as is reflected on the face of such certificates for the Old Series C Preferred Stock, divided by the Reverse Split Ratio and rounded up to the nearest whole number. The Company shall not be obligated to issue new certificates evidencing the shares of New Series C Preferred Stock outstanding as a result of the Reverse Split unless and until the certificates evidencing the shares held by a holder prior to the Reverse Split are either delivered to the Company or its transfer agent, or the holder notifies the Company or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such certificates.”

B-1

Fourth: Section 4(l) of the Certificate of Designations, which sets forth the stated value of the Series C Preferred Stock shall be amended and restated in its entirety to adjust the stated value, as a result of the one-for-_____ reverse split of the Series C Preferred Stock, to read as follows:

(l) “Stated Value” means $______.00 per share, subject to adjustment for stock splits, stock dividends, recapitalizations, reorganizations, combinations, subdivisions or other similar events occurring after the Effective Time.

Fifth: All other provisions of the Certificate of Designations shall remain in full force and effect.

Sixth: This amendment was duly adopted in accordance with the provisions of Sections 228 and 242 of the GCL.

Seventh: This Certificate of Amendment shall be effective as of 5:30 P.M. New York time on the date written below.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to the Certificate of Designations to be signed by the undersigned, a duly authorized officer of the Corporation, and the undersigned has executed this Certificate of Amendment and affirms the foregoing as true and under penalty of perjury this    day of        , 202  .

NXT-ID, INC.

By:	/s/ Chia-Lin Simmons
Name: Chia-Lin Simmons Title: Chief Executive Officer

B-2

* SPECIMEN * 1 MAIN STREET ANYWHERE PA 99999-9999

VOTE ON INTERNET

Go to http://www.vstocktransfer.com/proxy
and log-on using the below control number.

CONTROL #

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the envelope we have provided.

VOTE IN PERSON

If you would like to vote in person, please attend the Special Meeting to be held on September 21, 2021 at 9:00 a.m. Eastern Time.

Please Vote, Sign, Date and Return Promptly in the Enclosed Envelope.

Special Meeting of Stockholders Proxy Card - Nxt-ID, Inc.

▼          DETACH PROXY CARD HERE TO VOTE BY MAIL          ▼

(1)	To approve a proposal to authorize the Board to amend the Certificate of Incorporation to effect the Common Stock Reverse Stock Split at the Board’s sole discretion.

☐	VOTE FOR	☐	VOTE AGAINST	☐	ABSTAIN

(2)	To approve a proposal to authorize the Board to amend the Certificate of Incorporation by amending the Certificate of Designations of Series C Preferred Stock to (i) effect the Series C Preferred Reverse Stock Split by the same ratio that the Board selects for the Common Stock Reverse Stock Split described in Proposal No. 1 and (ii) increase the stated value of the Series C Preferred Stock by the same amount as the ratio of the Series C Preferred Reverse Stock Split.

☐	VOTE FOR	☐	VOTE AGAINST	☐	ABSTAIN

Date	Signature	Signature, if held jointly

To change the address on your account, please check the box at right and indicate your new address in the space above. ☐

EACH STOCKHOLDER IS URGED TO COMPLETE, DATE, SIGN AND PROMPTLY
RETURN THE ENCLOSED PROXY.

Nxt-ID, INC.

SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON

September 21, 2021

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Revoking all prior proxies, the undersigned, a stockholder of Nxt-ID, Inc. (the “Company”), hereby appoints Chia-Lin Simmons as attorney-in-fact and agent of the undersigned, with full power of substitution, to vote all of the shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) and Series C Non-Convertible Voting Preferred Stock, par value $0.0001 per share (the “Series C Preferred Stock”), owned by the undersigned at the Special Meeting of Stockholders of the Company (the “Special Meeting”) to be held on September 21, 2021, at the office of Sullivan & Worcester LLP at 1633 Broadway, 32nd Floor, New York, NY 10019, at 9:00 a.m. Eastern Time, and at any adjournment thereof, as fully and effectively as the undersigned could do if personally present and voting, hereby approving, ratifying, and confirming all that said attorney and agent or her substitute may lawfully do in place of the undersigned as indicated on the reverse. Notwithstanding the foregoing or anything to the contrary contained herein, as a precaution due to the outbreak of the coronavirus (COVID-19), the Company is planning for the possibility that there may be limitations on attending the Special Meeting in person, or the Company may decide to hold the Special Meeting on a different date, at a different location or by means of remote communication (i.e., a “virtual meeting”).

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE, THE PROXY SHALL BE VOTED FOR THE PROPOSAL TO AUTHORIZE THE COMPANY’S BOARD OF DIRECTORS TO AMEND THE COMPANY’S CERTIFICATE OF INCORPORATION, AS AMENDED, TO EFFECT A REVERSE STOCK SPLIT OF ALL OUTSTANDING SHARES OF COMMON STOCK AT THE BOARD OF DIRECTORS’ SOLE DISCRETION, AND FOR THE PROPOSAL TO AUTHORIZE THE BOARD OF DIRECTORS TO AMEND THE COMPANY’S CERTIFICATE OF INCORPORATION, AS AMENDED, BY AMENDING THE CERTIFICATE OF DESIGNATIONS OF THE SERIES C PREFERRED STOCK, TO (i) EFFECT A REVERSE STOCK SPLIT OF ALL OUTSTANDING SHARES OF SERIES C PREFERRED STOCK BY THE SAME RATIO THAT THE BOARD OF DIRECTORS SELECTS FOR THE COMMON STOCK REVERSE STOCK SPLIT DESCRIBED IN PROPOSAL NO. 1 AND (ii) INCREASE THE STATED VALUE OF THE SERIES C PREFERRED STOCK BY THE SAME AMOUNT AS THE RATIO OF THE SERIES C PREFERRED REVERSE STOCK SPLIT.

PLEASE CHECK HERE IF YOU PLAN TO ATTEND THE SPECIAL MEETING OF STOCKHOLDERS ON SEPTEMBER 21, 2021 AT 9:00 A.M. (EASTERN TIME) AT THE OFFICE OF SULLIVAN & WORCESTER LLP AT 1633 BROADWAY, 32ND FLOOR, NEW YORK, NY 10019 ☐

To change the address on your account, please check the box at right and indicate your new address in the space above. ☐

(Continued and to be signed on Reverse Side)